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________________________________________________________________________________

                                   APPENDIX I

                   STANDARD TERMS AND CONDITIONS OF SERVICING

                            Dated as of __________
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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS

       Section 1.01 Defined Terms .......................................      1

ARTICLE 2 - SERVICER REPRESENTATIONS AND WARRANTIES

       Section 2.01 Representations and Warranties ......................      2

ARTICLE 3 - ADMINISTRATION AND SERVICING OF LEASE CONTRACTS

       Section 3.01 Responsibilities of Servicer ........................      4
       Section 3.02 Servicer Standard of Care ...........................      6
       Section 3.03 Servicer Remittances ................................      7
       Section 3.04 Servicer Advances ...................................      8
       Section 3.05 Financing Statements, Title Filings .................      8
       Section 3.06 Maintenance of Insurance Policy; Insurance Proceeds..      8
       Section 3.07 Personal Property and Sales Taxes ...................      8
       Section 3.08 No Offset ...........................................      9
       Section 3.09 Servicing Compensation ..............................      9
       Section 3.10 Substitution or Purchase of Lease Contracts .........      9

ARTICLE 4 - ACCOUNTINGS, STATEMENTS AND REPORTS

       Section 4.01 Monthly Servicer's Reports ..........................     11
       Section 4.02 Financial Statements; Certification as to Compliance;
                     Notice of Default ..................................     11
       Section 4.03 Annual Independent Accountants' Reports; Annual
                     Federal Tax Lien Search ............................     13
       Section 4.04 Access to Certain Documentation and Information .....     14
       Section 4.05 Other Necessary Data ................................     15
       Section 4.06 Indenture Trustee to Cooperate ......................     15

ARTICLE 5 - THE SERVICER AND THE ISSUER

       Section 5.01 Servicer Indemnification ............................     16
       Section 5.02 Corporate Existence; Reorganizations ................     16
       Section 5.03 Limitation on Liability of the Servicer and Others ..     17
       Section 5.04 The Servicer Not to Resign  .........................     17
       Section 5.05 Issuer Indemnification ..............................     17

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ARTICLE 6 - SERVICING TERMINATION

       Section 6.01 Servicer Events of Default ..........................     18
       Section 6.02 Back-up Servicer to Act; Taking of Bids; Appointment
                     of Successor Servicer ..............................     20
       Section 6.03 Notification to Noteholders .........................     22
       Section 6.04 Waiver of Past Defaults .............................     22
       Section 6.05 Effects of Termination of Servicer ..................     22
       Section 6.06 No Effect on Other Parties ..........................     23


ARTICLE 7 - THE BACK-UP SERVICER

       Section 7.01 Representations of Back-up Servicer .................     24
       Section 7.02 Merger or Consolidation of, or Assumption of the
                     Obligations of, Back-up Servicer ...................     25
       Section 7.03 Back-up Servicer Resignation ........................     25
       Section 7.04 Oversight of Servicing ..............................     25
       Section 7.05 Back-up Servicer Compensation .......................     26
       Section 7.06 Duties and Responsibilities .........................     27

ARTICLE 8 - MISCELLANEOUS PROVISIONS

       Section 8.01 Termination of Servicing Agreement ..................     28
       Section 8.02 Amendments ..........................................     28
       Section 8.03 Governing Law .......................................     29
       Section 8.04 Notices .............................................     29
       Section 8.05 Severability of Provisions ..........................     29
       Section 8.06 Binding Effect ......................................     29
       Section 8.07 Article Headings and Captions .......................     29
       Section 8.08 Legal Holidays ......................................     29
       Section 8.09 Assignment for Security for the Notes ...............     30
       Section 8.10 No Servicing Assignment .............................     30
       Section 8.11 MBIA Default ........................................     30
       Section 8.12 Third Party Beneficiary .............................     30

Appendix X - Definitions

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         These STANDARD TERMS AND CONDITIONS OF SERVICING (the "Standard
Servicing Terms"), dated as of March 1, 1996, are incorporated by reference and are intended to form a part of the SPECIFIC TERMS OF SERVICING dated as of March 1, 1996 (the "Specific Servicing Terms"), to which these Standard Servicing Terms are appended (together, the "Servicing Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

         1.01 Defined Terms. Except as otherwise specified or as the context may otherwise require, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth on Appendix X attached to the Specific Servicing Terms which is incorporated by reference for all purposes of the Servicing Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

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                                    ARTICLE 2
                     SERVICER REPRESENTATIONS AND WARRANTIES

         2.01 Representations and Warranties.

         The Servicer makes the following representations and warranties as of each Delivery Date, which shall survive such Delivery Date:

         (a) Organization and Good Standing. The Servicer has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the Servicer State of Incorporation, with requisite corporate power and authority to own its properties, perform its obligations under the Servicing Agreement and to transact the business in which it is now engaged or in which it proposes to engage.

         (b) Authorization and Binding Obligation. Each of the Servicing Agreement and the applicable Insurance Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject as to enforcement to any bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

         (c) No Violation. The entering into of the Servicing Agreement and the applicable Insurance Agreement and the performance by the Servicer of its obligations under the Servicing Agreement and the applicable Insurance
Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Servicer pursuant to the terms of any material indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or Articles of Incorporation, as applicable, or By-laws, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency or body is required for the Servicer to enter into the Servicing Agreement and the applicable Insurance Agreement.

         (d) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of the Servicer, threatened against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer and its subsidiaries, or the ability of the Servicer to perform its obligations under the Servicing Agreement or the Insurance Agreement. The

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Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

         (e) Approvals. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries.

         (f) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

         (g) Net Worth. As of the Initial Delivery Date, the Initial Net Worth Standard is met.

         (h) Standard of Care. The Servicer has serviced the Lease Contracts and Equipment in a manner consistent with industry standards for lease contracts and equipment similar to the Lease Contracts and Equipment, and in any event in a prudent and commercially reasonable manner, and has conducted its servicing operations in a manner consistent with industry standards for servicing of financial portfolios.

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                                    ARTICLE 3
                 ADMINISTRATION AND SERVICING OF LEASE CONTRACTS

         3.01 Responsibilities of Servicer.

         (a) The Servicer, for the benefit of MBIA and the Noteholders, shall be responsible for, and shall, in accordance with its customary servicing procedures, pursue the managing, servicing, administering, enforcing and making of collections on the Lease Contracts, the Equipment and any Insurance Policies, the enforcement of the Indenture Trustee's security interest in the Lease Contracts, Lease Receivables and Equipment granted pursuant to the Indenture, and the sale or the releasing of the Equipment upon the expiration or other termination of the related Lease Contract (or repossession thereof without termination), each in accordance with the standards and procedures set forth in the Servicing Agreement and any related provisions of the Indenture and Lease Acquisition Agreement. The Servicer's responsibilities shall include collecting and posting of all payments, responding to inquiries of Customers, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Back-up Servicer, the Indenture Trustee, MBIA, the Rating Agencies and the Noteholders with respect to payments, making Servicer Advances, providing appropriate federal income tax information to the Indenture Trustee for use in providing information to the Noteholders or MBIA, collecting and remitting sales and property taxes to taxing authorities, and using its best efforts to maintain the perfected security interest of the Indenture Trustee in the Trust Estate. The Servicer (at its expense), acting alone or through a subservicer, shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement, collection and such sale of the Equipment that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of a subservicer, shall, and is hereby authorized and empowered by the Indenture Trustee, subject to Section 3.02 hereof to execute and deliver (on behalf of itself, the Noteholders, the Indenture Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Contracts and any files or documentation pertaining to the Lease Assets. With the prior written consent of MBIA (which consent shall not be unreasonably withheld), the Servicer may subcontract with another firm to act as subservicer that is not acting as a subservicer on the Initial Delivery Date so long as the Servicer remains fully responsible and accountable for performance of all obligations of the Servicer. The Servicer, acting alone or through a subservicer, also may, in its sole discretion, waive any late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Lease Contract. Notwithstanding the foregoing, neither the Servicer, nor any subservicer, shall, except pursuant to a fudicial order from a court of competent jurisdiction, or as otherwise expressly provided in the Servicing Agreement, release or waive the right to collect the Scheduled Payments or any unpaid balance on any Lease Contract. The Indenture Trustee shall, at the expense of the Servicer, furnish the Servicer, or at the request of the Servicer, any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or subservicer to carry out its servicing, and administrative duties hereunder, and the Indenture Trustee shall net be responsible for the Servicer's or subservicer's application thereof. Notwithstanding the appointment by the Servicer of a subservicer hereunder, the Servicer shall remain primarily liable for the full performance of its obligations hereunder.

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         (b) The Servicer (or a subservicer) shall conduct any Lease Contract management, servicing, administration, collection or enforcement actions in the following manner:

                  (i) The Servicer, as agent for and on behalf of the Issuer, with respect to any Defaulted Lease Contract shall follow such practices and procedures as are normal and consistent with the Servicer's standards and procedures relating to its own lease contracts, lease receivables and equipment that are similar to the Lease Contracts, Lease Receivables and the Equipment, including without limitation, the taking of appropriate actions to foreclose or otherwise liquidate any such Defaulted Lease Contract, together with the related Equipment, to collect any Guaranty Amounts, and to enforce the Issuer's rights under the Lease Acquisition Agreement. All Recoveries, Insurance Proceeds or Residual Proceeds in respect of any such Lease Receivable and the related Equipment received by the Servicer shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to
         Section 3.03(a) hereof;

                  (ii) The Servicer may sue to enforce or collect upon Lease Contracts as agent for the Issuer and the Indenture Trustee, on behalf of the Noteholders and MBIA. If the Servicer elects to commence a legal proceeding to enforce a Lease Contract, the act of commencement shall be deemed to be an automatic assignment of the Lease Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Lease Contract, then the Indenture Trustee on behalf of the Noteholders and MBIA shall, at the Servicer's request and expense, take such steps as the Servicer deems necessary and instructs the Indenture Trustee in writing to take to enforce the Lease Contract, including bringing suit in its name or the name of the Issuer, as beneficial owner of the Lease Contract, or the names of the Noteholders or MBIA, as third party beneficiaries thereunder, and the Indenture Trustee shall be indemnified by the Servicer for any such action taken;

                  (iii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Indenture Trustee's behalf to reassign the Lease Contract to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such right;

                  (iv) The Servicer may not allow substitutions of Substitute Lease Contracts that do not comply with Section 3.10 hereof, Sections 2.04, 3.03 and 3.04 of the Standard Lease Acquisition Terms and Section
         4.04 of the Standard Indenture Terms;

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                  (v) The Servicer may waive, modify or vary any terms of any
         Lease Contract or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement is not materially adverse to the Noteholders or MBIA; provided, however, that (A) the Servicer shall not forgive any payment of rent, and (B) the Servicer shall not permit any modification with respect to any Lease Contract that would decrease the Scheduled Payment, defer the payment of any principal or interest or any Scheduled Payment, reduce the Implicit Principal Balance (except in connection with actual payments attributable to such Implicit Principal Balance), or prevent the complete amortization of the Implicit Principal Balance from occurring by the Calculation Date preceding the Stated Maturity of the related Notes. The Servicer shall provide the Back-up Servicer, MBIA and the Indenture Trustee with an Amended Lease Schedule to the related Series Lease Schedule reflecting any modification of any Scheduled Payment;

                  (vi) The Servicer shall not consent to the termination of any Lease Contract in connection with loss of or damage to the related Equipment unless the Customer has paid an amount not less than the Purchase Price for such Lease Contract, or if less, the maximum amount legally collectible under the related Lease Contract:

                  (vii) Upon termination of a Lease Contract after payment of the last Scheduled Payment due thereunder or in the event that the Servicer or any subservicer in the enforcement of any Lease Contract otherwise (A) acquires title to any item of Equipment with respect to which title was held by the Customer or (B) reclaims possession of Equipment from the Customer, the Servicer shall use its best efforts to sell or re-lease such item of Equipment promptly and consistent with the standard of care set forth in Section 3.02 hereof. Any Insurance Proceeds, Recoveries or Residual Proceeds related thereto shall be deposited in accordance with Section 3.03(a) hereof: and

                  (viii) Notwithstanding any provision to the contrary contained in the Servicing Agreement, the Servicer or any subservicer shall exercise any right under a Lease Contract to accelerate the unpaid Scheduled Payments, due or to become due thereunder in such a manner as to maximize the net proceeds available to the Trust Estate: provided, however, that the Servicer will not accelerate any Scheduled Payment unless permitted to do so by the terms of the Lease Contract or under applicable law.

         3.02 Servicer Standard of Care.

         In managing, administering, servicing, enforcing and making collections on the Lease Contracts and Equipment pursuant to the Servicing Agreement, the Servicer will exercise that degree of skill and care consistent with industry standards for servicing of financial portfolios, and that which the Servicer customarily exercises with respect to similar lease contracts and equipment

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owned or originated by it, and in any event, in a prudent and commercially reasonable manner. The Servicer shall punctually perform all of its obligations and agreements under the Servicing Agreement and shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not materially impair the rights of MBIA or the Noteholders in any Lease Contracts or payments thereunder.

         3.03 Servicer Remittances.

         (a) Except as provided in the Specific Servicing Terms, the Servicer, as agent of the Issuer, shall remit to the Indenture Trustee for deposit in the Collection Account by 12:00 noon Minneapolis time on each Tuesday and Thursday that is a Business Day, or if such day is not a Business Day, on the next Business Day thereafter, the amounts described below that have been collected throuah 4:00 p.m. Minneapolis time on the preceding Business Day (or 4:00 p.m. Minneapolis time on the second preceding Business Day with respect to amounts collected by the Servicer in a lockbox) so long as the total of such amounts exceed $1,000:

                  (i) all payments made under the Lease Contracts, including prepayments but excluding taxes, received directly by the Servicer;

                  (ii)  all Residual Proceeds and Recoveries;

                  (iii) the Purchase Price of any Lease Contract purchased by the Company or the Issuer, to the extent received by the Servicer;

                  (iv)  all Guaranty Amounts;

                  (v) all Servicing Charges, unless otherwise provided in the Specific Servicing Terms; and

                  (vi)  all Insurance Proceeds.

         The Servicer shall hold in trust for the benefit of the Holders of the Notes and MBIA any payment it receives relating to items (i) through (vi) above until such time as the Servicer transfers any such payment to the Indenture Trustee for deposit in the Collection Account.

         (b) If ACH debits are utilized with respect to a Lease Contract, either the Servicer shall remit such payments to the Collection Account in accordance with Section 3.03(a) hereof, or the Servicer will notify the National Automated Clearing House System to debit the Customer for all payments relating to Lease Receivables under such Lease Contract and to credit an account (the "ACH Account") maintained at the ACH Bank, in the name of and in the sole control of the Indenture Trustee for the benefit of the Noteholders and MBIA, and the Servicer shall not revoke or modify such notifications. In the event (i) a Customer provides the Servicer or the applicable ACH Bank with written notice of its termination of such Customer's authorization agreement for ACH debits, (ii) there are Lease Contracts that do not provide for ACH debits, or (iii) the Servicer

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otherwise receives directly moneys with respect to Lease Receivables that would otherwise involve ACH debits, the Servicer shall deposit all payments from all such Customers into the Collection Account in accordance with subsection (a) above. Payments received in the ACH Account representing any payment listed in
Section 3.03(a)(i) through (vi) above, will be transferred by the Indenture Trustee to the Collection Account on the related Determination Date.

         3.04 Servicer Advances.

         Not later than 10:00 a.m., Minneapolis time, on the Determination Date prior to each Payment Date, the Servicer shall make an advance (a "Servicer Advance") for each Lease Contract which is a Delinquent Lease Contract on such date by remitting to the Indenture Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments, or portion thereof, which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date; provided, however, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 3.04 that the Servicer determines in good faith, and in accordance with its customary servicing practices, is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer; further provided, that the Servicer may not make a Servicer Advance with respect to a Lease Contract once it has become a Defaulted Lease Contract. On each Determination Date, the Servicer shall deliver to the Back-up Servicer, the Indenture Trustee, MBIA and the Placement Agent the Monthly Servicer's Report, which shall include a listing of the aggregate amount of Scheduled Payments not received for the immediately prior Due Period, the amount of Servicer Advances, and the amounts which it has determined in its sole discretion, and in accordance with its customary servicing practices, are unlikely to be recoverable from or on behalf of the related Customers.

         3.05 Financing Statements; Title Filings. The Servicer will make all Uniform Commercial Code filings as may be required pursuant to the terms of the Indenture. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, be responsible for taking such steps as are necessary to maintain perfection of such security interests. The Indenture Trustee hereby authorizes the Servicer to re-perfect or to cause the re-perfection of such security interest on its behalf as Indenture Trustee, as necessary.

         3.06 Maintenance of Insurance Policy; Insurance Proceeds. The Servicer shall have the obligation to verify, monitor and enforce the acquisition and maintenance of a Customer's Insurance Policies. Any Insurance Proceeds shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03(a) hereof.

         3.07 Personal Property and Sales Taxes. The Servicer shall, on behalf of the Issuer, pay or cause to be paid all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due, to the extent a Customer has paid amounts to the Servicer or into the ACH Account for such taxes. The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

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         3.08 No Offset. Prior to the termination of the Servicing Agreement, the obligations of the Servicer under the Servicing Agreement shall not be subject to any defense, counterclaim or right of offset that the Servicer has or may have against the Issuer or any other person, whether in respect of the Servicing Agreement, any Lease Contract, Lease Receivable, Equipment or otherwise.

         3.09 Servicing Compensation.

         (a) As compensation for the performance of its obligations under the Servicing Agreement the Servicer shall be entitled to receive the Servicer Fee and the Additional Servicer Fee, if applicable. The Servicer Fee with respect to any Lease Contract shall be paid monthly, commencing on the related Initial Payment Date and terminating on the first to occur of (i) the receipt of the last Scheduled Payment and related Residual Proceeds with respect to the last remaining Lease Contract, (ii) the receipt of Recoveries and Insurance Proceeds with respect to the last remaining Lease Contract, or (iii) the date on which the Issuer or MBIA purchases the last remaining Lease Contract. The Servicer Fee shall be paid by the Issuer to the Servicer at the times and in the priority as set forth in the Indenture. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including, without limitation, payment of the fees and disbursements of the Independent
Accountants and payment of expenses incurred in connection with distributions and reports to the Indenture Trustee, the Back-up Servicer, MBIA, the Rating Agencies and Noteholders and shall not be entitled to reimbursement for such expenses; provided, however, that the Servicer will be entitled to prompt reimbursement from the Issuer for reasonable costs and expenses incurred by the Servicer (including reasonable attorney's fees and out-of-pocket expenses) in connection with the realization, attempted realization or enforcement of rights and remedies upon Defaulted Lease Contracts, from amounts received as Recoveries from any Defaulted Lease Contracts, such amounts to be paid pursuant to the terms of the Indenture.

         (b) In connection with any transfer of the servicing obligations to a successor Servicer in accordance with Secfion 6.02 hereof, the Back-up Servicer shall be entitled to reimbursement of Transition Costs as provided therein and in the Indenture.

         3.10 Substitution or Purchase of Lease Contracts.

         (a) The Servicer shall not allow termination of a Lease Contract prior to the scheduled expiration date or prepayment of any Lease Contract (except as may be specifically required under such Lease Contract in connection with a casualty to the related Equipment), unless the Issuer has (i) pledged to the Indenture Trustee, a Substitute Lease Contract and the related Equipment and Lease Receivables under such Substitute Lease Contract, and delivered to the Indenture Trustee the ornginal executed counterpart of the Substitute Lease Contract and all other items contained in the related Lease Contract File or
(ii) purchased such prepaid Lease Contract and the related Equipment from the Indenture Trustee by remittance of the Purchase Price to the Servicer for deposit in the Collection Account in accordance with Section 3.03(a) hereof; provided, further, that purchases and substitutions of Lease Contracts pursuant to this subsection (a) shall comply with the requirements of Section
4.04 of the Standard Indenture Terms and the criteria set forth in Section 3.04 of the Lease Acquisition Agreement, such amounts to be paid pursuant to the terms of the Indenture.

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         (b) The Servicer shall permit the Issuer to (i) purchase any Defaulted
Lease Contract or Delinquent Lease Contract by remittance by the Issuer to the Servicer, for deposit in the Collection Account in accordance with Section 3.03(a) hereof, of the Purchase Price for such Lease Contract or (ii) substitute for any Defaulted Lease Contract or Delinquent Lease Contract, a Substitute Lease Contract and the related Equipment and Lease Receivables under such Substitute Lease Contract, upon the delivery to the Indenture Trustee of the original executed counterpart of the Substitute Lease Contract and the related Lease Contract File; provided that, purchases and substitutions of Lease Contracts pursuant to this subparagraph (b) shall comply with the requirements of Section 4.04 of the Standard Indenture Terms and the criteria set forth in
Section 3.04 of the Lease Acquisition Agreement.

         (c) Notwithstanding any other provision contained in the Servicing Agreement, the Servicer shall not, with respect to a Defaulted Lease Contract
(i) negotiate or enter into a new lease with the Customer relating to the Equipment or the Customer's obligations under such Defaulted Lease Contract or
(ii) allow the Customer thereunder to resume its rights under such Defaulted Lease Contract, unless the Issuer has repurchased or made a substitution for such Defaulted Lease Contract in the manner set forth in subsection (b) hereof.

         (d) In the event that the Company is required to repurchase or substitute a Lease Contract pursuant to Sections 2.04 or 3.03 of the Lease Acquisition Agreement, the Servicer shall permit such repurchase or substitution only in accordance with the terms of Sections 3.03 and 3.04 thereof.



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                                    ARTICLE 4
                       ACCOUNTINGS, STATEMENTS AND REPORTS

         4.01 Monthly Servicer's Reports. Prior to the end of the first week of each month, the Servicer will provide to the Indenture Trustee and the Note Administrator a Computer Tape containing the information from which the Servicer will prepare the Monthly Servicer's Report. No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver the Monthly Servicer's Report to the Issuer, the Back-up Servicer, the Indenture Trustee, MBIA, and the Placement Agent, and the Indenture Trustee will deliver the Monthly Servicer's Report to each Noteholder and the Rating Agencies in the form attached as Exhibit A to the Specific Servicing Terms with respect to the activity in the immediately preceding Due Period. In the course of preparing the Monthly Servicer's Report, the Servicer shall seek direction from the Issuer as to remittance of any funds to be paid pursuant to Section 12.02(d)(xv) of the Standard Indenture Terms. Lease Contracts which have been substituted for or purchased by the Company or the Issuer shall be identified by Customer lease number on the Monthly Servicer's Report. On each Payment Date, the Servicer shall deliver to the Back-up Servicer and MBIA a Computer Tape in a format acceptable to the Back-up Servicer containing the information from which the Servicer prepared the Monthly Servicer's Report, as well as any additional information reasonably requested by the Back-up Servicer prior to such Payment Date.

         4.02 Financial Statements; Certification as to Compliance; Notice of Default.

         (a) The Servicer will deliver to the Indenture Trustee, the Placement Agent, MBIA, the Back-up Servicer, the Rating Agencies and to each Noteholder of Outstanding Notes (and, upon the request of any Noteholder, to any prospective transferee of any Note), provided, however, that if the initial Servicer is no longer the Servicer, the Company shall provide the items listed in subsections
(a)(i) and (a)(vii) instead of the Servicer:

                  (i) within 120 days after the end of each fiscal year of the Reported Companies, four copies of the Reported Companies' Financial Statements, all in reasonable detail and accompanied by an opinion of the Independent Accountants or a firm of independent certified public accountants of recogized national standing stating that such financial statements present fairly the financial condition of the Reported Companies (or, in the case of a successor Servicer, such successor Servicer's financial condition) and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (ii) with each set of Reported Companies' Financial Statements delivered pursuant to subsection (a)(i) above, the Servicer will deliver an Officer's Certificate stating that such officer has reviewed the relevant terms of the Indenture, the Lease Acquisition Agreement, the related Insurance Agreement and the Servicing Agreement and has made, or

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